EURAMAX HOLDINGS, INC. ANNOUNCES NEW SENIOR EXECUTIVE ROLES

Norcross, GA, October 21, 2013 - Euramax Holdings, Inc. ("Euramax" or "the Company") announced today that Senior Vice President, Chief Financial Officer and Treasurer, R. Scott Vansant has been named Senior Vice President of Euramax North America. Mr. Vansant will lead all sales, business development, innovation and marketing activities for Euramax's North America Residential and Commercial business segments, effective immediately. Mary Cullin, Vice President of Finance and Shared Services, will succeed Mr. Vansant as Senior Vice President, Chief Financial Officer and Treasurer, effective immediately.

Mr. Vansant was appointed as Senior Vice President in June 2012 and has been the Chief Financial Officer of Euramax since July 1998. Mr. Vansant served as Vice President from September 1996 through June 2012. He joined Alumax in 1991. From 1995 to 1996, Mr. Vansant served as Director of Internal Audit for Alumax and also served in various operational positions with Alumax Building Products, Inc., including serving as Controller from 1993 to 1995 and branch manager from 1992 to 1993. Prior to 1991, Mr. Vansant worked as a certified public accountant for Ernst & Young LLP. Mr. Vansant received a BBA in Accounting from Mercer University in 1984.

Ms. Cullin most recently served as Vice President of Finance and Shared Services for Euramax with responsibility for North America finance, accounting, information systems, credit and payroll activities. Ms. Cullin joined Euramax in 2008 as the Director of Financial Planning and Analysis and has served in various finance and accounting positions for the Company. Immediately prior to joining Euramax, Ms. Cullin was a Divisional Chief Financial Officer of HD Supply Lumber and Building Materials. Ms. Cullin has also held various financial positions with The Home Depot and Flowers Foods, Inc. Ms. Cullin received her BS in Financial Management from Clemson University in 1987.

Chief Executive Officer Mitch Lewis commented, "The senior executive changes announced today move highly talented and proven leaders from within the Euramax organization into new roles that fit well with the Company’s short and long term business strategies."

"I am very pleased for Scott to assume responsibility for our North American business activities. Scott has been intimately involved in most aspects of our North American business in his role as the Company’s CFO. Scott's excellent process improvement, analytical skills, and knowledge of our business make him uniquely qualified to drive the strategy and execution of the Company's objectives in North America."

"Mary has demonstrated excellent leadership capabilities through a series of progressively expanding responsibilities at Euramax. She has been instrumental in aligning the Company's finance, accounting and information system departments with the initiatives of business leaders throughout the Company. Mary's business and financial background make her ideally suited for her new role as CFO."

Forward Looking Statements
Certain statements contained in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements related to plans for future business development activities, anticipated costs of revenues, product mix, research and development and selling, general and administrative activities, and liquidity and capital needs and resources. When used in this report, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which only speak as of the date of this press release. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.
Contact
Mary Cullin, Senior Vice President and Chief Financial Officer
Phone: 770-449-7066
Email: mcullin@euramax.com